                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FPA CORPORATION

        FIRST: The name of the Corporation is FPA CORPORATION.

        SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope or generality of the foregoing, the Corporation is hereby granted the following powers:

        To acquire, develop, finance, borrow on, invest in, mortgage, pledge, encumber, build upon, construct, sell, lease, manage, hold or in any other manner deal in any and all interests in real estate of any kind whatsoever throughout the United States and the rest of the world.

        FOURTH: The total number of shares of stock of all classes which the Corporation is authorized to issue is 100 shares of Common Stock of the par value of one Dollar ($1.00) per share and that the aggregate par value of One Hundred Dollars ($100.00).

        FIFTH: The name and mailing address of the incorporator is Richard B. Laden, 22nd Floor, Philadelphia Saving Fund Building, Philadelphia, Pennsylvania, 19107.

        SIXTH: The Board of Directors shall have the power to make, alter or repeal the by-laws of the Corporation at any regular or special meeting at which a quorum is present by the affirmative vote of the majority of the directors attending and voting at such meeting.

        I, the undersigned, being the incorporator herein named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand this 30th day of August, 1969.

                                         Richard B. Laden
                                         --------------------------------
                                         Richard B. Laden

COMMONWEALTH OF PENNSYLVANIA  :
                              :    ss
COUNTY OF PHILADELPHIA        :

        BE IT REMEMBERED that on this 30th day of August A.D. 1969, personally came before me, a Notary Public for the Commonwealth of Pennsylvania, Richard B. Laden, the sole incorporator, set forth in the foregoing Certificate of Incorporation, know to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts stated therein are true.

        GIVEN under my hand and seal of office the day and year aforesaid.

                                         /s/
                                         --------------------------------
                                         Notary Public

                                                                          [SEAL]

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FPA CORPORATION

                Pursuant to the Provisions of Section 242 of the General Corporation Law of the State of Delaware

                                   ----------

        The undersigned, being respectively the Chairman of the Board and an Assistant Secretary of FPA Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

        FIRST: That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on September 4, 1969.

        SECOND: A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 25, 1983.

        THIRD: That the Certificate of Incorporation of the Corporation, as amended, is hereby further amended by the addition of the following ARTICLE
SEVENTH:

                "SEVENTH. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approval a stock repurchase which was illegal under Section 174 (or any successor section) of the Delaware General Corporation law, or
                (iv) for any transaction from which the
                director derived an improper personal benefit. This paragraph Seventh shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this paragraph Seventh becomes effective. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable for monetary damages as set forth in this paragraph Seventh, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law."

        FOURTH: That the foregoing amendment to the Corporation's Certificate of Incorporation was set forth at a meeting of the Board of Directors, pursuant to notice duly given, held on September 15, 1986.

        FIFTH: That the foregoing amendment to the Corporation's Certificate of Incorporation was adopted by the vote of a majority of all the stockholders of the outstanding shares entitled to vote thereon, at an annual meeting of stockholders, pursuant to notice duly given, held on December 12, 1986.

        SIXTH: That said amendment does not effect any change in the issued shares of the Corporation.

        SEVENTH: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Section 242 and 222 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, we, the undersigned, being the Chairman of the Board and an Assistant Secretary of FPA Corporation, have hereunto set our hands this 12th day of December, 1986 and acknowledge that the instrument is out act and deed and that the facts stated herein are true.


                                                Jeffrey P. Orleans
                                                --------------------------------
                                                Jeffrey P. Orleans
                                                Chairman of the Board

Attest:


Robert W. Brent
------------------------------
Assistance Secretary                            [SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FPA CORPORATION

        FPA CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

        DOES HEREBY CERTIFY THAT:

        FIRST: The Board of Directors of the Corporation has adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                RESOLVED, that Article First of the Corporation's Certificate of Incorporation, be, subject to the requisite stockholder approval, amended to read in its entirety as follows (the "Amendment")

                "FIRST: The name of the Corporation is Orleans Homebuilders,
                Inc."

                FURTHER RESOLVED, that the Board of Directors of the Corporation hereby finds and declares that the adoption of the Amendment is advisable and in the best interests of the Corporation.

         SECOND: Thereafter, in lieu of a meeting and vote of stockholders, the holder of record of an aggregate of 7,085,675 shares of the 11,356,018 outstanding shares of common stock of the Corporation, having not less than the minimum number of votes necessary to authorize the Amendment, gave a written consent to the Amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

        THIRD: The Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

        FOURTH: The Amendment shall not be effective until 11:59 p.m. on July 13, 1998.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 13th day of July, 1998.


                                                FPA CORPORATION


                                                By:    Joseph A. Santangelo
                                                       -------------------------
                                                Name   Joseph A. Santangelo
                                                Title: Treasurer and Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RIGHTS OF SERIES D PREFERRED STOCK
                          OF ORLEANS HOMEBUILDERS, INC.

        ORLEANS HOMEBUILDERS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        That, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, at a meeting duly held on September 24, 1998, adopted resolutions providing for the issuance of One Hundred Thousand (100,000) shares of "Series D Preferred Stock", which resolutions are as follows:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, a series of Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Designation and Amount. Of the 500,000 shares of Preferred Stock, $1.00 par value per share, authorized by ARTICLE FOURTH of the Certificate of Incorporation, there is hereby designated a series of Preferred Stock consisting of 100,000 shares to be designated "Series D Preferred Stock" (the "Series D Preferred Stock").

        Ranking. The Series D Preferred Stock shall rank senior to the Common Stock and senior to or on a pari passu basis with all other series of the Preferred Stock hereafter authorized as to the distribution of assets (all of such stock as to which the Series D Preferred Stock ranks senior, including the Common Stock, being hereinafter sometimes referred to collectively as the "Junior Securities").

        Voting Rights. The Series D Preferred Stock shall have no voting rights except as provided in Section 8 hereof and as otherwise provided by law.

        Dividends. The holders of shares of Series D Preferred Stock shall be entitled to receive, out of funds legally available for the purpose or as otherwise permitted by applicable law, quarterly dividends payable in cash at the rate of seven percent (7%) of the "Series D Liquidation Preference" (hereinafter defined) per share per annum, in equal quarterly installments of one and three quarters percent (1.75%) each on the first day of each December, March, June and September (collectively, the "Dividend Payment Dates"), commencing December 1, 1998 (the "Dividend Commencement Date"), before any dividends shall be declared, paid or set apart for or paid upon any Junior Securities. As long as any share of Series D Preferred Stock shall remain outstanding, no dividend (other than a dividend payable solely in shares of Common Stock) shall be declared or paid on Common Stock or Junior Securities prior to the Dividend

Commencement Date. Holders of Series D Preferred Stock shall not be entitled to any dividends with respect to the Series D Preferred Stock other than as aforesaid. Dividends on each share of Series D Preferred Stock shall be cumulative from the Dividend Commencement Date. The Corporation shall not purchase, redeem, or otherwise retire or acquire for value (otherwise than for Junior Securities) any Junior Securities except to the extent that dividends on such Junior Securities could be paid as aforesaid. The Series D Liquidation Preference shall be Thirty Dollars ($30.00), as such amount may be adjusted as herein provided.

        Redemption.

            The Corporation may redeem the Series D Preferred Stock at any time after December 31, 2003, in whole or in part, at a cash redemption price (the "Series D Redemption Price") equal to (A) the Series D Liquidation Preference on the shares so redeemed plus (B) all accrued and unpaid dividends on such shares to the date of redemption (the "Series D Redemption Date").

            o In the event that fewer than all of the outstanding shares of the Series D Preferred Stock are to be redeemed, the shares to be redeemed shall be done on a pro rata basis in accordance with the respective number of shares of Series D Preferred Stock held by each holder of record.

                 In the event the Corporation shall redeem shares of the Series D Preferred Stock, notice (the "Series D Notice") of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Series D Redemption Date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the register of the Corporation maintained for the Series D Preferred Stock. Each such Series D Notice shall state: (1) the Series D Redemption Date;
(2) the number of shares of the Series D Preferred Stock to be redeemed and, if fewer than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Series D Redemption Price; (4) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; and (5) the date as of which the conversion right set forth in Section 7 hereof, if any, shall expire (which shall not be earlier than 30 days after such Series D Notice is mailed).

                 A Series D Notice having been mailed as aforesaid, from and after the Series D Redemption Date (unless the Corporation shall be in default in providing money for the payment of the Series D Redemption Price of the shares called for redemption), dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, and from and after the Series D Redemption Date (unless the Corporation shall be in default in providing money for the payment of the Series D Redemption Price of the shares called for redemption when such shares have been duly tendered for redemption), said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Series D Redemption Price and the right to exercise any privilege of conversion not theretofore expiring) shall cease. Upon surrender in accordance with said Series D Notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Series D Notice shall so state), such shares shall be redeemed by the Corporation at the

Series D Redemption Price aforesaid. In the event that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            The Series D Preferred Stock shall not be subject to any sinking fund provisions for the redemption or purchase of shares.

        Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of the Series D Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders an amount in money or money's worth for each share outstanding equal to the Series D Redemption Price as of the date fixed for liquidation, dissolution or winding up of the affairs of the Corporation (utilizing the date fixed for liquidation, dissolution or winding up of the affairs of the Corporation as the Series D Redemption Date and the shares so redeemed as all the shares of Series D Preferred Stock then outstanding) and no more, before any assets are distributed to the holders of any of the Junior Securities. Any distribution of assets to the Junior Securities shall include cash, in whole or in part, only if the distribution to holders of the Series D Preferred Stock has been made entirely in cash. If the assets of the Corporation are not sufficient to satisfy the liquidation preference of outstanding shares of the Series D Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in proportion to the full amounts to which they are respectively entitled. The consolidation or merger of the Corporation with another entity or any other corporate action having the effect of the foregoing, shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation and shall not give rise to any rights provided in this Section 6.

        Conversion of Series D Preferred Stock.

            Each share of Series D Preferred Stock is convertible, at any time and at the option of the holder thereof, into fully-paid and non-assessable shares of Common Stock (A) at the rate of twenty (20) shares of Common Stock for each share of Series D Preferred Stock converted or (B) upon the occurrence of any of the events described in paragraph 7(e) hereof, at the rate determined pursuant to such paragraph 7(e) (in either such case, the "Series D Conversion Rate"). The Series D Conversion Rate shall be subject to adjustment from time to time in certain instances as hereinafter provided. Each adjustment of the Series D Conversion Rate shall be rounded to the nearest four decimal places. The Series D Conversion Rate shall be subject to adjustment from time to time as follows:

                 If the Corporation shall at any time pay a dividend or distribution on Common Stock in Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, the Series D Conversion Rate in effect immediately prior thereto shall be adjusted so that each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of a share of Series D Preferred Stock would have been entitled to receive after the happening of any of the events described above had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph shall become effective retroactively to the record date in the case of a dividend and shall become effective on the effective date in the case of subdivision or combination.

                 If the Corporation shall distribute to all or substantially all holders of shares of Common Stock any rights to subscribe for Common Stock, then in each such case the number of shares of Common Stock into which each share of Series D Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which each share of Series D Preferred Stock was theretofore convertible on the day immediately preceding the record date for the determination of the stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price Per Share (as defined in the immediately succeeding sentence) of the Common Stock on such record date, and the denominator of which shall be such Market Price per Share less the then fair market value (as determined in a resolution adopted by the Board of Directors of the Corporation) of such subscription rights applicable to one share of Common Stock. The "Market Price Per Share" of the Common Stock shall be, as of the date of determination,
(i) the last sale price per share of the Common Stock prior to such date on the principal securities exchange on which the Common Stock is listed, or (ii) if the Common stock is not so listed, the last reported sale price per share of the Common Stock on NASDAQ prior to such date, or (iii) if the Common Stock is not so reported, the mean of the last reported bid and asked prices per share of the Common Stock in the over-the-counter market prior to such date, or (iv) if none of (i), (ii) or (iii) of this sentence is applicable, as determined in a resolution adopted by the Board of Directors. Such adjustment shall become effective retroactively immediately after such record date.

                 In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Corporation, each share of Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of Series D Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of Series D Preferred Stock to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Series D Conversion Rate) shall thereafter be applicable, as nearly as may be reasonably possible, in relation to any shares of capital stock or other securities or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

            The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock as provided herein, such number of shares as shall from time to time be sufficient to effect the conversions of all shares of Series D Preferred Stock from time to time outstanding. If the Common Stock of the Corporation is listed on one or more securities exchanges, the shares so reserved shall be listed (or shall be listed upon notice of issuance) on the principal securities exchange.

            o Before any holder of Series D Preferred Stock shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Series D Preferred Stock at the office appointed as aforesaid, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation that such holder elects to convert such Series D Preferred Stock.

                 The Corporation will, as soon as practicable after such surrender of certificates for Series D Preferred Stock accompanied by the written notice, issue and deliver at the office appointed as aforesaid, to the person for whose account such Series D Preferred Stock was so surrendered, certificates for the number of full shares of Common Stock to which such person shall be entitled as aforesaid, together with a cash adjustment for any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the Series D Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert, and no surrender of Series D Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series D Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series D Preferred Stock was surrendered, and at the conversion rate in effect at the date of such surrender.

            No fractions of shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor in cash a sum based on the Market Price Per Share.

            o Adjustments of Series D Conversion Rate. The Series D Conversion Rate shall be subject to adjustments from time to time upon the happening of the events hereinafter specified. No adjustments shall be made for any cash dividends on the Common Stock. The Corporation hereby covenants that, to the extent permitted by law, the par value of each share of Common Stock will not be increased so long as any share of Series D Preferred Stock is outstanding.

                 Conversion Rate. If, at any time the Corporation issues or sells any shares of Common Stock for a consideration per share less than the Market Price Per Share on the date of such issue or sale (as reasonably determined in good faith by the Board of Directors of the Corporation), the Series D Conversion Rate in effect immediately prior to such issue or sale shall thereupon be increased to the number (calculated to four decimal places) determined by multiplying the Series D Conversion Rate in effect immediately prior to the time of such issue or sale by a fraction, the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Market Price Per Share immediately prior to such issue or sale, and (B) the consideration received by the Corporation upon such issue or sale, and the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such issue or sale multiplied by the Market Price Per Share immediately prior to such issue or sale.

                 Special Rules for Adjusting the Series D Conversion Rate. For the purposes of Section (ii) above, the following paragraphs (A) to (D), inclusive, shall also be applicable:

                      Treatment of Options, Rights, etc. At any time the Corporation grants any rights to subscribe for, or any rights or options to purchase, Common Stock or any securities convertible into or exchangeable for Common Stock (such convertible or exchangeable securities being herein called "Convertible Securities), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, such total amount being herein collectively referred to as the "Section 7(e) Exercise Price" (determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such rights or options), is less than the Market Price in effect immediately prior to the granting of such rights or options, then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in paragraph 7(f), no further adjustments of the Series D Conversion Rate shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. Such adjustment shall become effective retroactively immediately after such record date.

                      Treatment of Convertible Securities. At any time the Corporation issues or sells any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange, such total amount being herein collectively referred to as the "Section 7(e) Exchange Rate" (determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities), is less than the Market Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (x) except as provided in paragraph 7(f), no further adjustments of the Series D Conversion Rate shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (y) if any such issue or sale of such Convertible

Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Series D Conversion Rate have been or are to be made pursuant to other provisions of this paragraph 7(e), no further adjustments of the Series D Conversion Rate shall be made by reason of such issue or sale.

                      Computation of Consideration. For purposes of this paragraph 7(e): (1) the consideration received for any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities issued or sold for cash shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith; (2) if any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash, received by the Corporation shall be deemed to be the fair value of such consideration as reasonably determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith; and (3) the consideration for any shares of Common Stock or Convertible Securities issued by the Corporation in connection with any merger or consolidation of another corporation into the Corporation shall be deemed to be the fair value of the assets of such merged or consolidated corporation as reasonably determined in good faith by the Board of Directors of the Corporation after deducting therefrom all cash and other consideration (if any) paid by the Corporation in connection with such merger.

                      Record Date. At any time the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Convertible Securities, or (2) to subscribe for or purchase Common Stock or Convertible Securities then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            Readjustments of Section 7(e) Exercise Price and Exchange Rate. If the Section 7(e) Exercise Price or Section 7(e) Exchange Rate shall change or a different Section 7(e) Exercise Price or Section 7(e) Exchange Rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Series D Conversion Rate then in effect hereunder shall thereupon be increased or decreased to such Series D Conversion Rate as would have obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price. On the expiration of any right or option referred to in paragraph 7(e)(iii)(A), or on the termination of any right to convert or exchange any Convertible Securities referred to in paragraph 7(e)(iii)(B), the Series D

Conversion Rate shall thereupon be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the Section 7(e) Exercise Price or Section 7(e) Exchange Rate shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Series D Conversion Rate then in effect hereunder shall forthwith be decreased to such Series D Conversion Rate as would have obtained had the adjustments made upon the issuance of such right or option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

            Notice of Adjustment. When the Series D Conversion Rate is adjusted pursuant to this Section 7, the Corporation shall promptly cause a notice setting forth the adjusted Series D Conversion Rate to be mailed to each holder of Series D Preferred Stock at such holder's last address.

            Reflection of Adjustments on Certificates. Notwithstanding any adjustments in the Series D Conversion Rate, any Certificate for Series D Preferred Stock theretofore or thereafter issued may continue to express the same price and number and kind of shares as stated in the certificate initially issuable pursuant to this Resolution.

            Notwithstanding any other provision to the contrary contained in this Section 7, for so long as the Common Stock is listed on the American Stock Exchange (the "Exchange"), no shares of Series D Preferred Stock shall be converted into shares of Common Stock unless the shares of Common Stock underlying the Series D Preferred Stock are listed on the Exchange.

        Voting on Specified Matters. Except as otherwise provided by law, the affirmative vote of the holders of more than 50% of the outstanding shares of Series D Preferred Stock, voting as a single class, either at a duly organized meeting of holders of Series D Preferred Stock or given in writing, in person or by proxy, shall be necessary for the following actions:

            the authorization of any capital stock of the Corporation senior to the Series D Preferred Stock in terms of dividends, redemption or preference or priority in any circumstances (the "Senior Securities");

            the reclassification of any shares of the Corporation into shares of Senior Securities; and

            the authorization of any security exchangeable for, convertible into, or evidencing the right to purchase shares of Senior Securities.

        For the purpose of this Section 8, each share of Series D Preferred Stock shall entitle the holder thereof to one (1) vote on matters referred to in this Section 8.

        Restrictions on Transfer. The shares of Series D Preferred Stock authorized hereby together with the shares of Common Stock into which such shares of Series D Preferred Stock may be converted as provide in Section 7 hereof (collectively, the "Restricted Shares"), have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such Restricted Shares are being and will be (as applicable) issued pursuant to an exemption from registration contained in the Securities Act. No transfer of the Restricted Shares shall be effected unless an opinion of counsel experienced in securities law matters and reasonably satisfactory to the Corporation shall be delivered to the Corporation to the effect that such contemplated transfer may be effected without registration under the Securities Act and any applicable state securities laws. The certificates representing the series D Preferred Stock shall bear a legend evidencing such restriction, and a stop transfer order with respect thereto shall be placed in effect.

        IN WITNESS WHEREOF, Orleans Homebuilders, Inc. has caused this Certificate to be executed by its President and attested by its Secretary this 13th day of October, 1998.


                                                ORLEANS HOMEBUILDERS, INC.


                                                By:    Michael T. Vesey
                                                       -------------------------
                                                Name:  Michael T. Vesey
                                                Title: President and
                                                       Chief Operating Officer

ATTEST:

By:    Joseph A. Santangelo
       --------------------------
Name:  Joseph A. Santangelo
Title: Secretary-Treasurer and
       Chief Financial Officer

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

o First: That at meeting of the Board of Directors of Orleans Homebuilders, Inc. resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that it be submitted to the stockholders of said corporation for consideration thereof at the next annual meeting of stockholders. The resolutions setting forth the proposed amendment is as follows:

                The Certificate of Incorporation of the Corporation is hereby amended by amending and restating in its entirety the first paragraph of ARTICLE FOURTH of the Corporation's Certificate of Incorporation (consisting of a single sentence) which establishes the authorized Common Stock of the Corporation, to read as follows:

                        23,000,000 shares of Common Stock of
                        $.10 per value per share, each share
                        of which shall be entitled to one
                        vote at all meetings of the
                        Stockholders.

o Second: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was submitted to the stockholders of said corporation at an annual meeting duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: That the capital of said corporation shall be not reduced under or by reason of said amendment.


                                         BY:     Joseph A. Santangelo
                                               ---------------------------------
                                                 (Authorized Officer)


                                         NAME:   Joseph A. Santangelo
                                               ---------------------------------
                                                   (Type or Print)